                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          COCA-COLA ENTERPRISES INC.
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                       (Coca-Cola Enterprises Inc. Logo)

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREOWNERS

Time:                     10:30 a.m. Friday, April 14, 2000
Place:                    Hotel du Pont, 11th and Market Streets, Wilmington, Delaware
Record Date:              Holders of our common stock at the close of business on
                          February 25, 2000 are entitled to vote
Matters to be voted on:
                          - Election of four directors to serve until the 2003 annual meeting of shareowners;
                          - Long-Term Incentive Plan (Effective January 1, 2000);
                          - Executive Management Incentive Plan (Effective January 1,
                            2000);
                          - Amendment of the certificate of incorporation to eliminate preemptive rights;
                          - Appointment of Ernst & Young LLP as our independent
                            auditors for 2000;
                          - Shareowner proposal to create an independent nominating
                            committee; and
                          - Any other business properly before the meeting and any
                            adjournments of it.

                         WE URGE YOU TO GRANT A PROXY.

Please sign, date and return the enclosed proxy card. If you are a shareowner of record, you can grant a proxy over the telephone or internet by following the instructions on the proxy card. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person.

          This notice of meeting and accompanying proxy statement are first being sent to our shareowners on or about March 14, 2000

                       (COCA-COLA ENTERPRISES INC. LOGO)

                                PROXY STATEMENT
                             FOR ANNUAL MEETING OF
                                  SHAREOWNERS
                      to be held 10:30 a.m. April 14, 2000
      at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

                             ----------------------

      We are furnishing this proxy statement to our shareowners in connection with our 2000 annual meeting of shareowners.

      Our board of directors is soliciting your proxy to vote your shares of our common stock at the annual meeting. These proxy materials have been prepared by our management for the board. This proxy statement and the accompanying form of proxy are first being sent to our shareowners on or about March 14, 2000.

      The mailing address for our principal executive offices is Post Office Box 723040, Atlanta, Georgia 31139-0040.

GENERAL INFORMATION ABOUT VOTING

VOTING YOUR SHARES

You are entitled to vote your common stock at the annual meeting if our records show that you held your shares as of the close of business on February 25, 2000, the date our board has selected as the record date for this meeting. At that time, a total of 419,192,039 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote. The accompanying proxy card shows the number of shares you are entitled to vote.

Shareowners at the annual meeting will consider the election of directors and the other items listed on the preceding page. You can vote in favor of all nominees for director or you can withhold your vote from some or all of the nominees. For all other proposals, you may vote for or against, or you may abstain from voting.

You can vote in person at the annual meeting, or you can grant a proxy by signing, dating and returning the proxy card in the postage-paid envelope provided. All of our shareowners of record also have the option of granting a proxy by telephone or internet. Look at your proxy card or the information forwarded by your bank, broker or other holder of record for instructions. Telephone and internet proxy facilities will close at 8:00 a.m., Eastern daylight time, on the morning of the annual meeting. You are a shareowner of record if your stock is registered in your name.

Your shares will be voted as you instruct. The persons named as proxies on the proxy card will vote as recommended by our board of directors on any matter for which you have not given instructions. The board's recommendations appear on page 3.

We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. If any other matters properly come before the annual meeting, your shares will be voted in the discretion of the persons named as proxies on the proxy card.

If the annual meeting is adjourned, your shares will be voted when the meeting is reconvened as well, unless you have revoked your proxy.

REVOKING YOUR PROXY

Here is how you can revoke your proxy and change your votes any time before your proxy is voted:

     - Give written notice of revocation to our Secretary prior to the annual meeting;

     - Change your vote by granting a later-dated proxy. To do this, sign, date and deliver a later-dated proxy card prior to the meeting or, prior to 8:00 a.m. on the morning of the annual meeting, you can grant a later proxy by telephone or internet; or

     - Come to the annual meeting and vote your shares in person.

QUORUMS AND VOTE COUNTING

The annual meeting requires a quorum, which for this meeting means that a majority of the shares issued and outstanding at the record date are represented at the meeting. If you grant a proxy or attend the meeting in person, your shares will be counted to determine whether a quorum is present, even if you abstain from voting on some or all matters introduced at the meeting. "Broker nonvotes" also count for quorum purposes. If you hold your shares through a broker, bank or other nominee, generally the nominee may vote the shares it holds for you in accordance with your instructions. However, if the nominee has not received your instructions within ten days of the meeting, the nominee may vote in its discretion only on matters that the New York Stock Exchange determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker nonvote" on that matter.

The four nominees for director who receive the highest vote totals will be elected as directors. All other matters, except for amendment of the certificate of incorporation, must be approved by a majority of the votes cast by the holders of the common stock who are present or represented and entitled to vote at the annual meeting. Under the certificate of incorporation, amendments require the approval of two-thirds of the voting power of all outstanding shares. Abstentions and broker nonvotes are counted as present and entitled to vote, but they are not counted as votes for or against any proposal.

First Chicago Trust Company, a division of EquiServe, is our transfer agent and will tabulate all proxies and votes for the annual meeting.

COSTS OF PROXY SOLICITATION

We are paying the costs of the proxy solicitation. These costs include charges of brokers, banks, fiduciaries and custodians for forwarding proxy materials to their principals and obtaining their proxies. Additionally, some of our directors, officers or employees may solicit proxies by mail, telephone or personal contact. None of these solicitors will receive any additional or special compensation for doing this.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

      FOR the election of the following persons to the board of directors to serve until the 2003 annual meeting:

        Howard G. Buffett
        Johnnetta B. Cole
        Jean-Claude Killy
        Lowry F. Kline

      FOR approval of our Long-Term Incentive Plan (Effective January 1, 2000);

      FOR approval of our Executive Management Incentive Plan (Effective January 1, 2000);

      FOR amendment of the certificate of incorporation to eliminate preemptive rights;

      FOR ratification of Ernst & Young LLP's appointment as independent auditors of the Company for the 2000 fiscal year; and

      AGAINST a shareowner proposal to create an independent nominating committee.

PRINCIPAL SHAREOWNERS

      The following table shows the number of shares of common stock beneficially owned, as of February 25, 2000, by each person known to us as having beneficial ownership of more than five percent of our common stock.

                                                               NUMBER OF     PERCENT OF
NAME                                                          SHARES OWNED     CLASS
The Coca-Cola Company.......................................  168,956,718      40.31%
  One Coca-Cola Plaza
  Atlanta, Georgia 30313
Summerfield K. Johnston, Jr.................................   33,685,594       7.95%
  2500 Windy Ridge Parkway
  Atlanta, Georgia 30339

                            1. ELECTION OF DIRECTORS

NOMINEES

      Our board of directors currently has thirteen members; about one-third of the board is elected each year for a three-year term. Our bylaws disqualify anyone who has reached the age of 70 from being nominated or renominated for election as director.

      The board has nominated Howard G. Buffett, Johnnetta B. Cole, Jean-Claude Killy and Lowry F. Kline for terms expiring at our 2003 annual meeting of shareowners.

      Each of the nominees has consented to serve if elected. If, before the annual meeting, any of them becomes unable to serve, or chooses not to serve, the board may nominate a substitute. If that happens, the persons named as proxies in the proxy card will vote for the substitute. Alternatively, the board could choose either to let the vacancy stay unfilled until an appropriate candidate is located, or to reduce the size of the board to eliminate the unfilled seat.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      Our board of directors recommends that you vote FOR the election of Howard
G. Buffett, Johnnetta B. Cole, Jean-Claude Killy and Lowry F. Kline as directors to hold office until the 2003 annual meeting of shareowners, and until their respective successors are elected and qualified.

INFORMATION CONCERNING THE NOMINEES AND THE INCUMBENT DIRECTORS

      The information below is given as of the date of this proxy statement.

                             NOMINEES FOR ELECTION
                             TO TERM EXPIRING 2003


Howard G. Buffett..................................  45, has been Chairman of the Board of The GSI
(PHOTO OF HOWARD G. BUFFETT)                         Group, a manufacturer of agricultural equipment,
                                                     since June 1996 and President of Buffett Farms
                                                     since 1989. Mr. Buffett served as Chairman of the
                                                     Executive Committee and President, International
                                                     Operations, of The GSI Group from September 1995
                                                     to June 1996. Mr. Buffett was Corporate Vice
                                                     President and Assistant to the Chairman and a
                                                     director of Archer Daniels Midland Company, an
                                                     agricultural processor and merchandiser, from
                                                     1992 to 1995. He is a director of Berkshire
                                                     Hathaway Inc., an investment holding company and
                                                     Lindsay Manufacturing, a manufacturer of
                                                     agricultural irrigation equipment. He has been a
                                                     member of our board of directors since 1993.

Johnnetta B. Cole..................................  63, has been Presidential Distinguished Professor
(PHOTO OF JOHNNETTA B. COLE)                         of Anthropology, Women's Studies and African
                                                     Studies at Emory University, Atlanta, since
                                                     August 1998, and is President Emerita of Spelman
                                                     College, Atlanta, Georgia. She was President of
                                                     Spelman College from 1987 to 1997. Dr. Cole is
                                                     also a director of Merck & Co., Inc., a
                                                     manufacturer of health maintenance and
                                                     restoration products. She has been a member of
                                                     our board of directors since 1990.

Jean-Claude Killy..................................  56, has been Chairman and Chief Executive Officer
(PHOTO OF JEAN-CLAUDE KILLY)                         of The Company of the Tour de France, an
                                                     organizer and promoter of sporting events, since
                                                     1994 and Chairman of the Board of Coca-Cola
                                                     Entreprise, our French bottler, since 1993. From
                                                     1992 until 1996, he served as Chairman of the
                                                     Board of Amaury Sport Organization, an organizer
                                                     of recreational, cultural, and sporting
                                                     activities. Mr. Killy is a director of Amaury
                                                     Sport Organization and The Philippe Amaury
                                                     Editions, S.A., a publisher, and serves as a
                                                     member of the International Olympic Committee. He
                                                     has been a member of our board of directors since
                                                     1997.

Lowry F. Kline.....................................  59, has been Executive Vice President and Chief
(PHOTO OF LOWRY F. KLINE))                           Administrative Officer since April 1999. He was
                                                     Executive Vice President and General Counsel from
                                                     October 1997 until July 1999. He was Senior Vice
                                                     President and General Counsel from February 1996
                                                     to October 1997, and General Counsel of the
                                                     Company since 1991. He was a partner in the law
                                                     firm of Miller & Martin LLP, Chattanooga,
                                                     Tennessee, from 1970 until 1996.

                                         INCUMBENT DIRECTORS
                                          TERM EXPIRING 2002

John L. Clendenin..................................  65, is Chairman Emeritus of BellSouth
(PHOTO OF JOHN L. CLENDENIN))                        Corporation, a telecommunications holding
                                                     company, a director of Equifax Inc., a credit
                                                     information provider; Nabisco Group Holdings,
                                                     Inc. and Nabisco Holdings Corp., a manufacturer
                                                     of packaged foods; The Kroger Co., a retail
                                                     grocery chain; Wachovia Corp., a bank holding
                                                     company; Springs Industries, Inc., a producer of
                                                     finished fabrics, home furnishings, and
                                                     industrial fabrics; National Service Industries,
                                                     Inc., a producer of lighting equipment,
                                                     envelopes, and chemicals and provider of linen
                                                     services; The Home Depot, Inc., a retailer of
                                                     home improvement products; and Powerwave
                                                     Technologies, a manufacturer of radio amplifier
                                                     equipment. From 1984 through 1996, Mr. Clendenin
                                                     served as Chairman, President and Chief Executive
                                                     Officer of BellSouth Corporation, and served on
                                                     its board of directors until 1997, when he
                                                     retired as Chairman of the Board. He has been a
                                                     member of our board of directors since 1986.


Joseph R. Gladden, Jr..............................  57, has been Executive Vice President and General
(PHOTO OF JOSEPH R. GLADDEN, JR.)                    Counsel of The Coca-Cola Company since January
                                                     2000; he had been Senior Vice President and
                                                     General Counsel since April 1991. He is a
                                                     director of Coca-Cola Amatil Ltd., a soft drink
                                                     bottler. He has been a member of our board of
                                                     directors and its Vice Chairman since 1997.

John E. Jacob......................................  65, has been Executive Vice President of
(PHOTO OF JOHN E. JACOB)                             Anheuser-Busch Companies, Inc., a brewer, since
                                                     1994 and a director of that company since 1990.
                                                     He is a director of LTV Corporation, a
                                                     manufacturer of steel and energy products. He has
                                                     been a member of our board of directors since
                                                     1986.

Summerfield K. Johnston, Jr........................  67, has served as chairman of the board of
(PHOTO OF SUMMERFIELD K. JOHNSTON, JR.)              directors since October 1997 and our Chief
                                                     Executive Officer from December 1991 until April
                                                     1998 and from January 1, 2000 through the
                                                     present. He was vice chairman of the board from
                                                     December 1991 to October 1997. Mr. Johnston is a
                                                     director of SunTrust Banks, Inc., a bank holding
                                                     company. He has been a member of our board of
                                                     directors since 1991.

Robert A. Keller...................................  69, is retired. He was a director of The
(PHOTO OF ROBERT A. KELLER)                          Coca-Cola Bottling Company of New York, Inc.
                                                     until its acquisition by our Company in 1997. He
                                                     has been a member of our board of directors since
                                                     1986.

                                         INCUMBENT DIRECTORS
                                         TERMS EXPIRING 2001

James E. Chestnut..................................  49, has been Executive Vice President, Operations
(PHOTO OF JAMES E. CHESTNUT)                         Support of The Coca-Cola Company since January
                                                     2000; prior to that, he was Senior Vice
                                                     President, Operations Support from November 1999
                                                     to January 2000 and Senior Vice President and
                                                     Chief Financial Officer from July 1994 to
                                                     November 1999. Mr. Chestnut serves as a director
                                                     of Coca-Cola FEMSA, S.A. de C.V. He has been a
                                                     member of our board of directors since 1999.

J. Trevor Eyton....................................  65, has been Chairman, Group Advisory Board and a
(PHOTO OF J. TREVOR EYTON)                           director of EdperBrascan Corporation, a natural
                                                     resources, integrated power systems, real estate
                                                     development and management, banking and brokerage
                                                     services company, since 1998, prior to which Sen.
                                                     Eyton was Chairman and then Senior Chairman from
                                                     1990 to 1998. He has been a member of the Senate
                                                     of Canada since 1990. Sen. Eyton is also a
                                                     director of Barrick Gold Corporation, a gold
                                                     production company; Noranda Inc., a diversified
                                                     natural resources company--mining and metals,
                                                     forest products, oil and gas; Trilon Financial
                                                     Corporation, a management, finance, and insurance
                                                     company; M.A. Hanna Company, a specialty
                                                     chemicals company; and Imax Corporation, a
                                                     theater projection and sound system company. He
                                                     was a director of Coca-Cola Beverages Ltd. until
                                                     its acquisition by our company in 1997. He has
                                                     been a member of our board of directors since
                                                     1998.

L. Phillip Humann..................................  54, has served as Chairman of the Board,
(PHOTO OF L. PHILLIP HUMANN)                         President and Chief Executive Officer of SunTrust
                                                     Banks, Inc., a bank holding company, since March
                                                     1998, and prior to that, served as President. He
                                                     is a director of SunTrust Banks, Inc.; Equifax
                                                     Inc., an information services company; and
                                                     Haverty Furniture Companies, Inc., a furniture
                                                     retailer. He has been a member of our board of
                                                     directors since 1992.


Scott L. Probasco, Jr..............................  71, is an advisory director and Chairman of the
(PHOTO OF SCOTT L. PROBASCO JR.)                     Executive Committee of the Board of SunTrust
                                                     Bank, Chattanooga, N.A. He is also a director of
                                                     Chattem, Inc., a branded consumer products
                                                     company, and SunTrust Banks, Inc., a bank holding
                                                     company. He has been a member of our board of
                                                     directors since 1991.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The board of directors has the following standing committees. The members of each committee who served in 1999 are identified in the right-hand column:

Executive Committee

Exercises powers of the board of directors between meetings, except for: amending the certificate of incorporation or bylaws; or recommending to shareowners a merger or sale of all or substantially all of the assets or dissolution

Summerfield K. Johnston, Jr. (Chairman)
James E. Chestnut
Joseph R. Gladden, Jr.
L. Phillip Humann
Scott L. Probasco, Jr.
Henry A. Schimberg

The Executive Committee took action by written consent three times in 1999.

Audit Committee

Recommends to the board the engagement of auditors and reviews with auditors the scope and results of audits, reviews adequacy and effectiveness of internal controls, reviews quality and integrity of annual and interim external financial reports, reviews professional services furnished by outside auditors, handles other matters assigned by the board

L. Phillip Humann (Chairman)
John L. Clendenin
Johnnetta B. Cole
J. Trevor Eyton

The Audit Committee met four times in 1999.

Compensation Committee

Reviews and approves all salary arrangements, including annual and long-term incentive awards and other remuneration, for officers; responsible for administration of stock option and restricted stock plans, incentive plans, and other compensation plans

John L. Clendenin (Chairman)
J. Trevor Eyton
Claus M. Halle
Robert A. Keller

The Compensation Committee met three times in 1999 and took one action by written consent.

Committee on Directors

Recommends to the board of directors candidates for election to the board and reviews matters relating to potential director conflicts of interest and directors' fees and retainers; also considers candidates for election to the board submitted by shareowners

Claus M. Halle (Chairman)
Joseph R. Gladden, Jr.
John E. Jacob
Summerfield K. Johnston, Jr.
Jean-Claude Killy

The Committee on Directors met two times in 1999.

Public Issues Review Committee

Reviews our policies and practices relating to significant public issues of concern to shareowners, the company generally, employees, communities served by us, and the general public

Howard G. Buffett (Chairman)
Johnnetta B. Cole
Jean-Claude Killy
Scott L. Probasco, Jr.
Henry A. Schimberg

The Public Issues Review Committee met once in 1999.

Retirement Plan Review Committee

Reviews administration of all employee retirement plans and the financial condition of all trusts and other funds established under these plans

John E. Jacob (Chairman)
Howard G. Buffett
James E. Chestnut
L. Phillip Humann

The Retirement Plan Review Committee met once in 1999.

Capital Projects Review Committee

Reviews and approves all proposed capital projects for property, plant and equipment where the amount involved for a specific project is $1 million or more; capital projects exceeding $10 million require approval of the board

James E. Chestnut
Joseph R. Gladden, Jr.
Summerfield K. Johnston, Jr.
Henry A. Schimberg

The Capital Projects Review Committee took ten actions by written consent in 1999.

Affiliated Transaction Committee

Reviews, considers, and negotiates any proposed merger or consolidation or purchase of an equity interest or assets, other than in the ordinary course of business, from any entity in which The Coca-Cola Company has a 20 percent or greater equity or other ownership interest, and which transaction has an aggregate value exceeding $10 million; considers whether any proposed transaction described above should be approved by shareowners by a percentage vote in excess of or in addition to any vote required by law

John L. Clendenin (Chairman)
J. Trevor Eyton
John E. Jacob

The Affiliated Transaction Committee did not meet in 1999.

      In 1999, the board of directors held six meetings. Each director attended at least 75 percent of the total of all meetings of the board and each committee on which he or she served, except for Dr. Cole.

COMPENSATION OF DIRECTORS

      Outside directors are paid a $35,000 annual retainer and meeting fees of $1,000 for each board and committee meeting attended. If the outside director chairs a board committee, he or she receives an additional $3,000 annual retainer. An "outside director" is neither an officer nor an employee of the company.

      Our other directors are paid as follows:

      - Outside director who is an employee of The Coca-Cola Company: annual retainer as director, meeting fee for board meetings, but not committee meetings.

      - Chairman: annual retainer as director, meeting fee for board meetings, but not committee meetings, annual retainer if committee chair.

      We also reimburse all directors for reasonable expenses of attending a meeting of the board or a committee.

      Outside directors and the Chairman have one-third of all meeting fees and $15,000 of the annual retainer paid into deferred compensation accounts, valued as if they were invested in our common stock. Outside directors, but not the Chairman, can make voluntary deferrals into these compensation accounts, as well. The account of each outside director was also credited with shares of phantom stock having a value of $16,000 on January 3, 2000.

      On January 4, 1999, each outside director was granted an option to buy 4,250 shares of common stock. These options have the following exercise prices:
850 shares at $40.3218; 850 shares at $46.3700; 850 shares at $53.3255; 850 shares at $61.3243; and 850 shares at $70.5229. One-third of each tranche vests on the first, second and third anniversaries of the grant date, and the options remain exercisable until January 4, 2009. They will vest sooner upon the director's death, disability or inability to be renominated because of the mandatory retirement age. Once vested, the options will be exercisable at any time until January 4, 2009, or for shorter periods following the director's death, disability, resignation or inability to be renominated because of the mandatory retirement age. On December 14, 1999, each outside director was granted an option to purchase 6,600 shares of common stock. These options have the following exercise prices: 1,320 shares at $18.0938; 1,320 shares at $20.8079; 1,320 shares at $23.9291; 1,320 shares at $27.5187; and
1,320 shares at $31.6462. One-fourth of each tranche vests on the first, second, third and fourth anniversaries of the grant date. These grants are exercisable until December 14, 2009, subject to generally the same conditions as the January 1999 grants. The December grants were for 2000 compensation, and no grants were given to the directors in January 2000.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

      The following table shows the number of shares of our common stock and of the common stock of The Coca-Cola Company beneficially owned, as of February 25, 2000, unless otherwise indicated, by:

      - each director;

      - each nominee for director;

      - each executive officer named in the Summary Compensation Table on page 17; and

      - the directors and executive officers as a group.

      Each person has sole investment and voting power for the shares shown, unless otherwise indicated in the footnotes.

                                                       NUMBER OF SHARES BENEFICIALLY OWNED
                                              -----------------------------------------------------
                                                  OUR COMMON STOCK             COCA-COLA STOCK
                                              -------------------------   -------------------------
                                               NUMBER OF     PERCENTAGE    NUMBER OF     PERCENTAGE
NAME                                          SHARES OWNED    OF CLASS    SHARES OWNED    OF CLASS
----                                          ------------   ----------   ------------   ----------
Howard G. Buffett(1)(2).....................       34,869          *          26,786         *
James E. Chestnut(3)........................        3,247          *         469,869         *
John L. Clendenin(2)(4).....................       42,426          *               0         *
Johnnetta B. Cole(5)(6).....................       35,081          *             500         *
J. Trevor Eyton(7)..........................        5,705          *               0         *
Joseph R. Gladden, Jr.(8)(9)................        8,219          *         797,092         *
Claus M. Halle(2)(10).......................       62,225          *       1,652,180         *
L. Phillip Humann(5)(11)....................       31,919          *              40         *
John E. Jacob(2)(12)........................       44,918          *               0         *
Summerfield K. Johnston, Jr.(13)............   33,685,594       7.95%         90,400         *
Robert A. Keller(2)(14).....................       26,837          *         403,535         *
Jean-Claude Killy(8)(15)....................       16,295          *           5,000         *
Scott L. Probasco, Jr.(2)(16)...............    1,610,550          *           5,000         *
Henry A. Schimberg(17)......................    6,120,671       1.45%         45,044         *
John R. Alm(18).............................    2,135,972          *               0         *
Lowry F. Kline(19)..........................      761,214          *               0         *
Norman P. Findley(20).......................      649,198          *          19,576         *
All directors and executive officers as a
  group (30 persons), including those
  directors and nominees named above(21)....   51,036,370      11.89%      3,593,427         *

---------------

 *Less than one percent

(1) Includes 15,000 shares of our common stock owned jointly with his wife, 60 shares held by his minor children, and his stock account balance in our directors' deferred compensation plan, that will be paid in 8,064 shares of our common stock upon distribution from the plan.

Includes 26,696 shares of Coca-Cola stock owned jointly with his wife and 90 shares held by his minor children.

(2) With respect to Messrs. Buffett, Clendenin, Halle, Jacob, Keller, and Probasco, beneficial ownership as reported in the table includes 11,745 shares of our common stock that may be acquired upon the exercise of outstanding stock options.

(3) Includes his stock account balance in the directors' deferred compensation plan that will be paid in 2,247 shares of our common stock upon distribution from the plan. Includes 3,300 shares of Coca-Cola stock owned by his wife, 1,980 shares of Coca-Cola stock owned by his children, 147,500 restricted shares of Coca-Cola stock, 283,522 shares of Coca-Cola stock that may be acquired upon the exercise of outstanding stock options, and 3,078 shares of Coca-Cola stock held in trust through The Coca-Cola Company Thrift and Investment Plan as of December 31, 1999.

(4) Includes his stock account balance in the directors' deferred compensation plan that will be paid in 22,681 shares of our common stock upon distribution from the plan.

(5) With respect to Dr. Cole and Mr. Humann, beneficial ownership as reported in the table includes 16,245 shares of our common stock that may be acquired upon the exercise of outstanding stock options.

(6) Includes her stock account balance in the directors' deferred compensation plan that will be paid in 18,611 shares of our common stock upon distribution from the plan. Includes 500 shares of Coca-Cola stock owned jointly with her husband.

(7) Includes 1,500 shares held indirectly, 1,415 shares of our common stock that may be acquired upon the exercise of outstanding stock options, and his stock account balance in the directors' deferred compensation plan that will be paid in 2,790 shares of our common stock upon distribution from the plan.

(8) With respect to Messrs. Gladden and Killy, beneficial ownership as reported in the table includes 4,245 shares of our common stock that may be acquired upon the exercise of outstanding stock options.

(9) Includes his stock account balance in the directors' deferred compensation plan that will be paid in 2,974 shares of our common stock upon distribution from the plan. Includes 320,000 restricted shares of Coca-Cola stock, 38 shares of Coca-Cola stock held in trust through The Coca-Cola Company Thrift and Investment Plan as of December 31, 1999, 182,250 shares of Coca-Cola stock that may be acquired upon the exercise of outstanding stock options, and 295 shares of Coca-Cola stock owned by his daughter.

(10) Includes 30,000 shares of our common stock held in a trust of which he is co-trustee and beneficiary, 3,712 shares of our common stock held in a revocable trust, and his stock account balance in the directors' deferred compensation plan that will be paid in 16,768 shares of our common stock upon distribution from the plan. Includes 36,880 shares of Coca-Cola stock owned by his wife and as to which he has disclaimed beneficial ownership, 97,000 shares of Coca-Cola stock owned by a foundation of which he is a co-trustee, and 55,180 shares of Coca-Cola stock held in a charitable trust of which he is a donor.

(11) Includes 4,091 shares of our common stock held in our dividend reinvestment plan and his stock account balance in the directors' deferred compensation plan that will be paid in 9,583 shares of our common stock upon distribution from the plan. Includes 40 shares of Coca-Cola stock held in trust for his son.

(12) Includes his stock account balance in the directors' deferred compensation plan that will be paid in 33,173 shares of our common stock upon distribution from the plan.

(13) Includes 14,904 shares of our common stock owned by his wife, 1,572,338 shares of our common stock held in trusts for his daughter, 1,599,824 shares of our common stock held in a trust for his son of which he is a co-trustee, and 3,943,968 shares of our common stock held in a trust of which he is a co-trustee. Also includes options to acquire 4,680,600 shares of our common stock that are exercisable or will be exercisable within sixty days from the date of this table, his balance in the directors' deferred compensation plan that will be paid in 1,229 shares of our common stock upon distribution from the plan, 13,321 shares of our common stock held in our Matched Employee Savings and Investment Plan, and 81,162 shares of our common stock held pursuant to our Supplemental Matched Employee Savings and Investment Plan, each plan as of December 31, 1999. Includes 88,000 shares of Coca-Cola stock held by two trusts of which he is a co-trustee, 960 shares of Coca-Cola Stock held in a trust for his daughter, and 1,440 shares of Coca-Cola stock held in a trust, of which he is a co-trustee, for his son.

(14) Includes 309 shares of our common stock owned by his wife, as to which he has disclaimed beneficial ownership, and his stock account balance in the directors' deferred compensation plan that will be paid in 859 shares of our common stock upon distribution from the plan. Includes 12,580 shares of Coca-Cola stock owned by his wife and 90,893 shares of Coca-Cola stock held in trusts of which his wife is a trustee, as to all of which he has disclaimed beneficial ownership, and 4,906 shares of Coca-Cola stock held in a family foundation.

(15) Includes his stock account balance in the directors' deferred compensation plan that will be paid in 6,050 shares of our common stock upon distribution from the plan.

(16) Includes 7,500 shares of our common stock held in trust for his wife, of which he has disclaimed beneficial ownership, 1,579,473 shares of our common stock held in a trust of which he is trustee, and his stock account balance in the directors' deferred compensation plan that will be paid in 11,732 shares of our common stock upon distribution from the plan.

(17) Includes 4,650 shares of our common stock owned by his wife, 1,165,047 shares of our common stock held pursuant to his deferred compensation agreement, options to acquire 1,896,900 shares of our common stock that are exercisable or will be exercisable within sixty days from the date of this table, and 1,275,000 restricted shares of our common stock that are subject to forfeiture. Includes 6,378 shares of our common stock and 40,762 shares of Coca-Cola stock held in trust through the Matched Employee Savings and Investment Plan, and 44,596 shares of our common stock and 4,282 shares of Coca-Cola stock held pursuant to the Supplemental Matched Employee Savings and Investment Plan, all as of December 31, 1999.

(18) Includes 10,775 shares of our common stock owned by his wife, 354 shares of our common stock owned by his children, as to which he has disclaimed beneficial ownership, 450 shares held in a family foundation of which he is a trustee, 598,038 shares of our common stock held pursuant to his deferred compensation agreement, options to acquire 346,330 shares of our common stock that are exercisable or will be exercisable within sixty days from the date of this table, 600,000 restricted shares of our common stock that are subject to forfeiture, 57,028 shares of our common stock held in trust through the Matched Employee Savings and Investment Plan, and 38,951 shares of our common stock held pursuant to the Supplemental Matched Employee Savings and Investment Plan, both plans as of December 31, 1999.

(19) Includes options to acquire 194,030 shares of our common stock which are exercisable or will be exercisable within sixty days from the date of this table, 420,000 restricted shares of our common stock that are subject to forfeiture, 1,307 shares of our common stock held in trust through the Matched Employee Savings and Investment Plan, and 2,152 shares of our common stock held pursuant to the Supplemental Matched Employee Savings and Investment Plan, both plans as of December 31, 1999.

(20) Includes options to acquire 298,730 shares of our common stock that are exercisable or will be exercisable within sixty days from the date of this table, 255,000 restricted shares of our common stock that are subject to forfeiture, 5,351 shares of our common stock held in trust through the Matched Employee Savings and Investment Plan, 1,017 shares of our common stock held pursuant to the Supplemental Matched Employee Savings and Investment Plan, both plans as of December 31, 1999, and 19,576 shares of Coca-Cola stock held in trust through The Coca-Cola Company Thrift and Investment Plan as of December 31, 1999.

(21) Includes options to acquire 9,924,355 shares of our common stock that are exercisable or will be exercisable within sixty days from the date of this table, 3,180,000 restricted shares of our common stock that are subject to forfeiture and includes 467,500 shares of Coca-Cola stock that are subject to transfer restrictions, and options to acquire 465,772 shares of Coca-Cola stock that are exercisable or will be exercisable within sixty days from the date of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Our directors and executive officers, and beneficial owners of 10% or more of our common stock, must file reports with the Securities and Exchange Commission showing the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and the written representations of our directors and executive officers, we believe that all required reports were filed in 1999, and, other than disclosed in prior proxy statements, in preceding years.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee establishes and reviews the salaries and other compensation paid to our executive officers. This report summarizes the compensation of our executive officers for 1999.

COMPENSATION PHILOSOPHY.

The Committee has established compensation programs for executive officers that are intended to reward superior leaders within a highly competitive business. A high percentage of the compensation of executive officers is conditioned upon increases in both cash operating profit and the price of the common stock. Four types of pay make up an executive officer's compensation:

     - an annual base salary

     - an annual performance-based bonus

     - a long-term performance-based bonus

     - periodic grants of performance-based stock options.

The bonuses and stock option grants create a compensation program that has potential for both high risk and high reward. For 1999, the Committee approved a total compensation program for executive officers that would fall near the 80th percentile of the total compensation paid to similar positions at other Fortune 125 industrial companies and other consumer goods companies if the performance goals of the bonus programs were met.

The Committee's independent compensation consultants report that the performance goals of the bonus plans and stock option grants continue to rank among the most difficult when compared to compensation programs at other Fortune 125 industrial companies.

ANNUAL BASE SALARY.

For 1999, the Committee set each executive officer's targeted base salary within the 50th to 75th percentile range of the base salaries paid to a similar position at other Fortune

125 industrial companies and other consumer goods companies. The Committee also considered the company's financial performance in 1998, changes in the duties and responsibilities of each executive officer and the individual's performance during the prior year. Senior human resources executives, the chief executive officer and our independent compensation consultants assist the Committee with decisions regarding the executive officers' base salaries. Mr. Schimberg, the chief executive officer at the time the Committee approved executive officers' compensation for 1999, did not participate in discussions regarding his own compensation.

ANNUAL PERFORMANCE-BASED BONUS.

Growth in cash operating profit was used to measure the company's performance for purposes of rewarding the performance of its executive officers. For 1999, the Committee continued the annual incentive bonus program that conditions the payment of an executive officer's bonus on specific increases in our cash operating profit. Based on recommendations from management, the Committee established the cash operating profit performance goals for each of our business units and the award levels of the executives. The Committee also established award levels ranging from 8% to 115% of the executives' salaries.

Under the 1999 annual bonus plan, an executive officer could receive 100% of the bonus that was earned if the relevant business unit reached its budgeted cash operating profit goal. An executive officer could also receive a lower percentage of the bonus if the budgeted cash operating profit was not attained but a specific minimum goal was reached. The executive could also earn a larger bonus if the budgeted cash operating profit goal was exceeded.

Under the 1999 annual bonus plan, executive officers with corporate-wide and European Group responsibilities could have received bonuses ranging from 28.8% to 46.8% of their base salaries. However, because of the Belgian product recall in the summer of 1999, the Committee did not approve annual bonuses for executive officers with corporate-wide or European Group responsibilities. Other executive officers reached cash operating profit goals for their business units of between 81% and 103% and received bonuses ranging from 0% to 76.3% of their base salaries. These bonuses were paid in the first quarter of 2000.

LONG-TERM PERFORMANCE-BASED BONUS.

The Committee approved a cash bonus plan for the three-year performance period of 1999 through 2001. The Committee established specific goals for increases in our cash operating profit over this three-year period. The Committee also established bonus levels ranging from 10% to 160% of executives' salaries. No bonuses are payable under the 1999-2001 long-term bonus plan until 2002 unless the executive officer terminates employment because of death or disability.

In the first quarter of 2000, executives received long-term performance bonuses based on the company's achieving a budgeted cash operating profit and a 0.2% average annual increase in the cash operating profit over the amount budgeted for the performance period of 1997 through 1999. These bonuses ranged from 42.7% to 85.3% of the executive officers' base salaries.

GRANTS OF PERFORMANCE-BASED STOCK OPTIONS.

The Committee believes that it is important for a significant part of the compensation of each executive officer to be tied to ownership of common stock so that each executive's interest in the growth and performance of the company is closely aligned with the interests of our shareowners. The Committee has established stock ownership guidelines for the company's executive officers, requiring each executive to own common stock with a value equal to a multiple of his or her salary. The multiples range from two to seven times the executive's base salary. An executive officer must satisfy the guidelines within a specific time period to qualify for future grants of stock options.

In January 1999 the Committee granted 6,238,553 stock options. Of these, 846,000 options were granted to executive officers. Reflecting aggressive performance goals, the Committee designed the options granted to executives so that the market price of the common stock must increase substantially before the individual realizes compensation upon exercise of the options. Specifically, each grant to an executive is divided into five equal subgrants. Each subgrant carries a 15% higher exercise price than the prior subgrant, intended to reflect a 15% increase in the market price of the common stock, measured from the grant date price of $35.0625. One-third of each subgrant becomes exercisable on the first, second and third anniversaries of the grant date.

The Committee made additional grants of stock options in December 1999, but these grants were for 2000 compensation. The December 1999 grants are included in the first two executive compensation tables following this report.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER.

The Committee established the following compensation guidelines for 1999 for our chief executive officer:

     - Base salary and cash incentive compensation should reflect the responsibilities of that officer and be competitive with the compensation of executives in similar businesses who have comparable experience and qualifications. For 1999, the Committee approved a 5.7% increase in Mr. Schimberg's annual base salary.

     - Cash, annual and long-term bonuses should be tied to the company's growth of cash operating profit. Under the 1999 annual bonus plan, the maximum bonus payable to the chief executive officer could have been 115% of his base salary. However, because the Committee did not approve an annual bonus for any executive officer with corporate-wide or European Group responsibilities, Mr. Schimberg received no annual bonus. In the first quarter of 2000, he received a long-term performance-based bonus of $942,565, based on the company's having achieved budgeted cash operating profit and a 0.2% average annual increase in cash operating profit over the amount budgeted for the 1997-1999 measurement period.

     - Significant stock ownership by senior officers is important to the growth in shareowner value. However, the Committee did not grant stock options to Mr. Schimberg in 1999 because he had received a multiple-year grant in 1998.

SECTION 162(M) OF THE INTERNAL REVENUE CODE.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and the four other most highly compensated executive officers. However, compensation that is "performance-based" is exempt from this limit on deductibility if it satisfies certain requirements of Section 162(m). Therefore, the Committee has designed the annual cash bonus program, the long-term cash bonus program and the stock option grants to qualify as performance-based compensation under Section 162(m).

For 2000, the Committee approved, and the board has adopted, the Executive Management Incentive Plan (Effective January 1, 2000) and the Long-Term Incentive Plan (Effective January 1, 2000), subject to the approval of our shareowners at the annual meeting. The Committee intends for the compensation paid to officers covered by Section 162(m) to satisfy the requirements of performance-based compensation. The company will not make any awards under the plans, therefore, unless the shareowners approve them.

John L. Clendenin, Chairman
J. Trevor Eyton
Claus M. Halle
Robert A. Keller

EXECUTIVE COMPENSATION TABLES

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                         -----------------------------   -----------------------------------
                                                                                 AWARDS             PAYOUTS
                                                                OTHER    -----------------------   ---------
                                                               ANNUAL    RESTRICTED   SECURITIES
                                                               COMPEN-     STOCK      UNDERLYING     LTIP       ALL OTHER
NAME AND                                  SALARY      BONUS    SATION      AWARDS      OPTIONS/     PAYOUTS    COMPENSATION
PRINCIPAL OCCUPATION(1)           YEAR      ($)        ($)     ($)(2)      ($)(3)     SARS(#)(4)      ($)         ($)(5)
-----------------------           ----   ---------   -------   -------   ----------   ----------   ---------   ------------
Henry A. Schimberg..............  1999   1,281,677         0   333,828       0               0     1,273,608      17,384
 President and Chief              1998   1,053,846   770,500   139,947       0         600,000     1,179,869      17,228
 Executive Officer                1997     950,000   788,500    92,865       0               0       421,013      52,495
Summerfield K. Johnston, Jr.....  1999     717,020         0   133,720       0         888,343     1,145,608      40,659
 Chairman of the Board            1998     843,017   435,500   205,021       0               0     1,321,539      47,228
                                  1997   1,055,670   871,517   167,739       0               0       474,924      71,570
John R. Alm.....................  1999     525,000         0    81,541       0         683,406       428,800      33,967
 Chief Operating Officer          1998     500,000   284,500    88,445       0               0       405,416      30,472
                                  1997     430,000   310,030    65,511       0               0       144,561      27,888
Lowry F. Kline..................  1999     441,334         0       885(6)    0         250,725       297,600      13,550
 Executive Vice President and     1998     400,000   227,600     2,935(6)    0               0       262,632      12,394
 Chief Administrative Officer     1997     280,000   201,880         0(7)    0               0        98,125       6,711
Norman P. Findley...............  1999     350,000         0     1,120(6)    0         240,000       304,000      36,842
 Executive Vice President         1998     330,000   203,940       930(6)    0               0       236,375      16,809
 Marketing                        1997     310,000   294,500         0(7)    0               0        80,332      21,477

---------------

(1) The officer group, referred to as the named executive officers, is composed of Mr. Schimberg, who served as chief executive officer until December 30, 1999, together with the four most highly compensated executive officers, determined as of December 31, 1999, and indicating their position as of that date.

(2) "Other Annual Compensation" in 1999 includes the following reportable perquisites and other personal benefits, securities, or property: for Mr. Schimberg, $83,683 for nonbusiness use of company aircraft; and $49,880 for financial and legal services; for Mr. Johnston, $88,854 for nonbusiness use of company aircraft; for Mr. Alm, $53,650 for nonbusiness use of company aircraft.

(3) At December 31, 1999, the named executives owned the following restricted shares of common stock, having the value indicated, based on the stock's closing price of $20.2188 on that date: Mr. Schimberg, 1,275,000 shares, $25,778,970; Mr. Alm, 600,000 shares, $12,131,280; Mr. Kline, 420,000 shares,
$8,491,896; and Mr. Findley, 255,000 shares, $5,155,794.

(4) Includes the following numbers of options granted in December 1999 as part of 2000 compensation: Mr. Johnston (888,343); Mr. Alm (600,000); Mr. Kline (170,000); and Mr. Findley (170,000).

(5) "All Other Compensation" in 1999 includes: for Mr. Schimberg, $5,000 paid to a defined contribution retirement plan, $12,384 in income imputed for term life insurance; for Mr. Johnston, $28,275 paid to a defined contribution retirement plan, $12,384 in income imputed for term life insurance; for Mr. Alm, $28,495 paid to defined contribution retirement plan, $5,472 in income imputed for term life insurance; for Mr. Kline, $5,000 paid to a defined contribution retirement plan, $8,550 in income imputed for term life insurance; and for Mr. Findley, $28,292 paid to a defined contribution retirement plan, and $8,550 in income imputed for term life insurance.

(6) Perquisites and other personal benefits, securities, or property for this named executive officer during the fiscal year did not exceed the lesser of $50,000 or 10% of salary and bonus.

(7) Perquisites and other personal benefits, securities, or property for this named executive officer during the fiscal year did not exceed the lesser of $50,000 or 10% of salary and bonus, and there were no other items of "Other Annual Compensation."

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                       -------------------------------------------------------------------------------------
                                           % OF TOTAL
                                            OPTIONS
                          NUMBER OF         GRANTED
                         SECURITIES            TO                                                 GRANT DATE
                         UNDERLYING        EMPLOYEES          EXERCISE OR                          PRESENT
                           OPTIONS         IN FISCAL          BASE/PRICE          EXPIRATION        VALUE
NAME                       GRANTED            YEAR              ($/SH)               DATE           ($)(1)
----                   ---------------   --------------   -------------------   ---------------   ----------
Mr. Schimberg........              0            0                         N/A            N/A             N/A

Mr. Johnston.........      888,343(2)        4.0%         177,668 at $18.0938     12/14/2009      $5,651,633
                                                          177,668 at $20.8079     12/14/2009
                                                          177,668 at $23.9291     12/14/2009
                                                          177,668 at $27.5184     12/14/2009
                                                          177,671 at $31.6462     12/14/2009

Mr. Alm..............      683,406(2)(3)     3.0%          13,406 at $35.0635     01/04/2009      $4,650,412
                                                           14,000 at $40.3218     01/04/2009
                                                           14,000 at $46.3700     01/04/2009
                                                           14,000 at $53.3255     01/04/2009
                                                           14,000 at $61.3243     01/04/2009
                                                           14,000 at $70.5229     01/04/2009
                                                          120,000 at $18.0938     12/14/2009
                                                          120,000 at $20.8079     12/14/2009
                                                          120,000 at $23.9291     12/14/2009
                                                          120,000 at $27.5184     12/14/2009
                                                          120,000 at $31.6462     12/14/2009

Mr. Kline............      250,725(2)(4)     1.1%          10,725 at $35.0635     01/04/2009      $1,877,165
                                                           14,000 at $40.3218     01/04/2009
                                                           14,000 at $46.3700     01/04/2009
                                                           14,000 at $53.3255     01/04/2009
                                                           14,000 at $61.3243     01/04/2009
                                                           14,000 at $70.5229     01/04/2009
                                                           34,000 at $18.0938     12/14/2009
                                                           34,000 at $20.8079     12/14/2009
                                                           34,000 at $23.9291     12/14/2009
                                                           34,000 at $27.5184     12/14/2009
                                                           34,000 at $31.6462     12/14/2009

                                                         INDIVIDUAL GRANTS
                       -------------------------------------------------------------------------------------
                                           % OF TOTAL
                                            OPTIONS
                          NUMBER OF         GRANTED
                         SECURITIES            TO                                                 GRANT DATE
                         UNDERLYING        EMPLOYEES          EXERCISE OR                          PRESENT
                           OPTIONS         IN FISCAL          BASE/PRICE          EXPIRATION        VALUE
NAME                       GRANTED            YEAR              ($/SH)               DATE           ($)(1)
----                   ---------------   --------------   -------------------   ---------------   ----------
Mr. Findley..........      240,000(2)        1.1%          14,000 at $40.3218     01/04/2009      $1,726,800
                                                           14,000 at $46.3700     01/04/2009
                                                           14,000 at $53.3255     01/04/2009
                                                           14,000 at $61.3243     01/04/2009
                                                           14,000 at $70.5229     01/04/2009
                                                           34,000 at $18.0938     12/14/2009
                                                           34,000 at $20.8079     12/14/2009
                                                           34,000 at $23.9291     12/14/2009
                                                           34,000 at $27.5184     12/14/2009
                                                           34,000 at $31.6462     12/14/2009

---------------

(1) The "grant date present value" is based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, the executive may realize upon exercise of the option will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the executive will be at or near the value estimated by the Black-Scholes model. The principal assumptions incorporated into the valuation model by the company are as follows:
(i) dividend yield of .4%; (ii) expected volatility of 33.7% for the grants made January 4, 1999 and 35.6% for the grants made December 14, 1999; (iii) risk-free interest rate of 4.777% for the grants made January 4, 1999 and 6.34% for the grants made December 14, 1999; (iv) expected life of six years. No assumptions were made regarding nontransferability or risk of forfeiture. The assumptions chosen materially impact the resulting valuations.

(2)     Options expiring December 2009 are part of 2000 compensation package.

(3) 13,406 options expiring January 2009 were elected by the officer in December 1998 in lieu of a portion of annual bonus for 1999.

(4) 10,725 options expiring January 2009 were elected by the officer in December 1998 in lieu of a portion of annual bonus for 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                   AND FISCAL YEAR-END OPTION AND SAR VALUES

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING        VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS        IN-THE-MONEY
                                                      AND SARS AT FISCAL      OPTIONS/SARS AT
                             NUMBER                      YEAR-END(#)         FISCAL YEAR-END($)
                            OF SHARES      VALUE     --------------------   --------------------
                            ACQUIRED     REALIZED        EXERCISABLE/           EXERCISABLE/
NAME                       ON EXERCISE      ($)         UNEXERCISABLE          UNEXERCISABLE
----                       -----------   ---------   --------------------   --------------------
Mr. Schimberg............          0             0     1,896,900/600,000    28,670,729/       0
Mr. Johnston.............          0             0   4,680,600/  888,343     60,158,218/377,545
Mr. Alm..................    211,000     4,852,406       323,000/683,406      4,762,448/255,000
Mr. Kline................     51,000     1,346,375     170,700/  250,725     2,558,057/  72,250
Mr. Findley..............          0             0     365,400/  240,000      5,426,691/ 72,250

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                                      NON-STOCK PRICE-BASED PLANS(1)
                                                                     --------------------------------
                                        PERFORMANCE OR OTHER PERIOD   THRESHOLD    TARGET    MAXIMUM
NAME                                    UNTIL MATURATION OR PAYOUT     ($)(4)      ($)(4)    ($)(4)
----                                    ---------------------------  -----------  --------  ---------
Mr. Schimberg(2)......................  3-year period ending         18% of       36% of    71% of
                                        December 31, 2001            salary       salary    salary
Mr. Johnston..........................  3-year period ending         40% of       80% of    160% of
                                        December 31, 2001            salary       salary    salary
Mr. Alm(3)............................  3-year period ending         38% of       75% of    150% of
                                        December 31, 2001            salary       salary    salary
Mr. Kline.............................  3-year period ending         30% of       60% of    120% of
                                        December 31, 2001            salary       salary    salary
Mr. Findley...........................  3-year period ending         30% of       60% of    120% of
                                        December 31, 2001            salary       salary    salary

---------------

(1) Under the 1999-2001 plan, payouts are based upon the average annual growth rate of the company's cash operating profit (operating income plus depreciation and amortization) over a three-year period. Whether a payout is at the threshold, target or maximum amount depends on the percentage of the average annual increase in the company's cash operating profit over the relevant three-year period. Any payout earned under the plans would be made either (i) in the first year following the end of the relevant three-year period, or (ii) in the year following a participant's death or disability. The plan provides that awards may be prorated when, during a performance period, a participant retires, dies, becomes disabled or leaves the company for immediate employment at The Coca-Cola Company or certain of its related companies.

(2) Mr. Schimberg's percentages are adjusted to reflect that his participation in the plan will terminate upon his retirement on April 17, 2000.

(3) Mr. Alm's percentages are adjusted to reflect that, until his election as chief operating officer effective October 19, 1999, his payout percentages were 30%-60%-120%.

(4) "Salary" is the average of the annual base salaries over the relevant three-year period, as reported in the Summary Compensation Table.

PENSION PLANS

      The company has a noncontributory, qualified defined benefit pension plan that provides retirement benefits for substantially all employees, other than employees covered by a collective bargaining agreement. Benefits are based upon the highest average annual compensation during any three of the last ten consecutive calendar years and years of credited service.

      The company also maintains two unfunded, nonqualified defined benefit pension plans, providing retirement benefits in excess of those provided by the qualified plan. The combined benefit provided by the qualified and nonqualified plans is limited to 300% of the maximum annual benefit allowed under Section 415 of the Internal Revenue Code. The maximum benefit for 1999 at age 65 was $390,000.

      The following table shows the estimated annual benefits payable at normal retirement age (65) under the defined benefit qualified and nonqualified plans.

                               PENSION PLAN TABLE

                                                               YEARS OF SERVICE
                       ------------------------------------------------------------------------------------------------
REMUNERATION              5          10         15         20         25         30         35         40         45
------------           --------   --------   --------   --------   --------   --------   --------   --------   --------
$  750,000             $ 51,645   $103,290   $154,935   $206,580   $258,225   $309,870   $361,515   $390,000   $390,000
   800,000               55,145    110,290    165,435    220,580    275,725    330,870    386,015    390,000    390,000
   900,000               62,145    124,290    186,435    248,580    310,725    372,870    390,000    390,000    390,000
 1,000,000               69,145    138,290    207,435    276,580    345,725    390,000    390,000    390,000    390,000
 1,250,000               86,645    173,290    259,935    346,580    390,000    390,000    390,000    390,000    390,000
 1,500,000              104,145    208,290    312,435    390,000    390,000    390,000    390,000    390,000    390,000
 1,750,000              121,645    243,290    364,935    390,000    390,000    390,000    390,000    390,000    390,000
 2,000,000              139,145    278,290    390,000    390,000    390,000    390,000    390,000    390,000    390,000
 2,250,000              156,645    313,290    390,000    390,000    390,000    390,000    390,000    390,000    390,000
 2,500,000              174,145    348,290    390,000    390,000    390,000    390,000    390,000    390,000    390,000
 2,750,000              191,645    383,290    390,000    390,000    390,000    390,000    390,000    390,000    390,000
 3,000,000              209,145    390,000    390,000    390,000    390,000    390,000    390,000    390,000    390,000
 3,250,000              390,000    390,000    390,000    390,000    390,000    390,000    390,000    390,000    390,000
 3,500,000              390,000    390,000    390,000    390,000    390,000    390,000    390,000    390,000    390,000

      Benefits shown in the table above are computed as straight-life annuity amounts upon retirement and are not subject to reduction for Social Security or other amounts.

      Covered compensation for 1999 includes salary and bonuses (annual and long-term) earned, but excludes Other Annual Compensation, Restricted Stock Awards, and All Other Compensation described in the Summary Compensation Table.

      Covered compensation for 1999 as well as years of credited service at the end of the fiscal year for the executive officers is summarized below:

                                                                             CREDITED
OFFICER                                                       COMPENSATION   SERVICE
-------                                                       ------------   --------
Mr. Schimberg...............................................   $3,325,766    17 Years
Mr. Johnston................................................   $2,220,241    45 Years
Mr. Alm.....................................................   $1,189,133    22 Years
Mr. Kline...................................................   $  966,533     8 Years
Mr. Findley.................................................   $  764,124    11 Years

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

Mr. Johnston has an employment agreement with the company dated April 17, 1998, providing that he will remain an employee of the company until such time as determined by the board of directors, when he will then become a consultant to the company for a term ending January 1, 2003. While he is an employee, his base salary will be determined by the Compensation Committee, and he will continue to participate in employee and fringe benefit plans. Once he becomes a consultant, the agreement sets the compensation at $50,000 per month. Mr. Johnston has agreed to remain on the board until the end of the consulting period, subject to election by our shareowners. He is also bound by a noncompetition agreement, which extends for two years beyond the end of his consulting period.

Under Mr. Schimberg's employment agreement with the company dated April 17, 1998, he was to have served as president and chief executive officer until April 17, 2000, at which time he would become a consultant to the company and to The Coca-Cola Company. Mr. Schimberg chose to resign as president and chief executive officer effective December 30, 1999 to accelerate the transition to a new management team. At its December 1999 meeting, the Compensation Committee agreed (1) to continue Mr. Schimberg's salary and benefits and to allow his prorated participation in the annual and long-term bonus programs through April 17, 2000; (2) to pay Mr. Schimberg $50,000 (grossed up for tax effect) to compensate him for the early closing of his Atlanta residence; (3) to allow him as many as 25 hours per year personal use of company aircraft and the right to have an additional 25 hours per year personal use, subject to availability and to Mr. Schimberg's reimbursing the company for its cost of the additional hours; and (4) to grant him an interest-free loan from the company to cover withholding tax incurred upon the vesting of his restricted stock. The loan would be repayable no later than April 2, 2001, and earlier upon his sale of one-third or more shares, or upon the price of the company's stock reaching $35 per share. Under the April 1998 agreement, Mr. Schimberg will be paid $400,000 annually upon his becoming a consultant. At the time of signing the agreement Mr. Schimberg received a grant of options to purchase 600,000 shares of the common stock. The options are divided into five subgrants, each with an exercise price reflecting an approximate 15% growth in the price of our stock, which was approximately $39.84 per share at the time of grant. One-half of each subgrant vests on April 1, 2000, and the remainder of each subgrant vests in equal amounts annually over the subsequent three-year consultation period. Mr. Schimberg will be bound by a noncompetition agreement, which extends for two years beyond the end of his consulting period.

In accordance with Mr. Schimberg's Restated Compensation Agreement with Johnston Coca-Cola Bottling Group, Inc. dated December 16, 1991, as amended, a lump-sum payment in stock and cash of the balance of his account will be paid to him as soon as practical after April 17, 2000. This account had a balance at December 31, 1999 of $11,134,425 in cash and 1,165,047 shares of common stock.

Mr. Alm's deferred compensation agreement with Johnston Coca-Cola Bottling Group, Inc. dated December 16, 1991, as amended, had a balance at December 31, 1999 of $306,321 in cash and 598,038 shares of common stock. Amounts equal to dividends earned on the common stock are credited to an account that is periodically credited with an amount equal to the interest that would have been earned on such amounts if the rate paid by SunTrust Bank, Atlanta, on six-month certificates of deposit of like amount were applied. Mr. Alm is entitled to the value of his account only upon the termination of his employment with the company. Mr. Alm may elect an installment period not to exceed ten years, but if no such election is made, the company may make a lump-sum payment to Mr. Alm or may make installments payments for no more than five years. Payments will commence within 60 days after Mr. Alm's termination of employment.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Date                          CCE                          Peer Group                     S&P 500
----                          ---                          ----------                     -------
12/31/94                      $100.00                      $100.00                        $100.00
12/31/95                       149.61                       148.13                         137.55
12/31/96                       270.69                       191.82                         169.11
12/31/97                       597.29                       248.88                         225.52
12/31/98                       603.10                       208.86                         289.46
12/31/99                       341.69                       231.63                         350.96




      The graph shows the cumulative total return to our shareowners during the five years ended December 31, 1999, in comparison to the cumulative returns of the S&P Composite 500 Index and an index of peer group companies selected by our company. The peer group consists of The Coca-Cola Company, PepsiCo, Inc., Coca-Cola Bottling Co. Consolidated, Cadbury Beverages plc, Whitman Corporation and Pepsi Bottling Group, Inc.. The graph assumes $100 invested on December 31, 1994, in our common stock and in each index, with the subsequent reinvestment of dividends on a quarterly basis.

      The composition of the company's peer group was changed this year to add Pepsi Bottling Group, Inc., which became a publicly held company on March 31, 1999. Had the prior peer group been used in this proxy statement, the performance graph would have shown the prior peer group to have attained a total return for the period of $231.98.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK OWNERSHIP BY AND DIRECTOR RELATIONSHIPS WITH THE COCA-COLA COMPANY

The company was formed initially as a wholly owned subsidiary of The Coca-Cola Company. The Coca-Cola Company remains the largest shareowner of the company, owning as of February 25, 2000, directly and indirectly through its subsidiaries, 168,956,718 shares of common stock, representing approximately 40% of the outstanding common stock. In addition, two directors of the company are executive officers of The Coca-Cola Company, and two other directors of the company are former executive officers of The Coca-Cola Company.

AGREEMENTS AND TRANSACTIONS WITH THE COCA-COLA COMPANY

The company and The Coca-Cola Company have entered into transactions and agreements with one another, incident to their respective businesses, and the company and The Coca-Cola Company are expected to enter into material transactions and agreements from time to time in the future.

Material agreements and transactions between the Company and The Coca-Cola Company during 1999 are described below.

Beverage Agreements and Purchases of Finished Product.

The company and its subsidiaries purchase syrups and concentrates from The Coca-Cola Company and manufacture, package, distribute, and sell liquid nonalcoholic refreshment products under beverage agreements with The Coca-Cola Company. These agreements give the company the right to produce and market beverage products of The Coca-Cola Company in bottles and cans in specified territories. The beverage agreements also provide The Coca-Cola Company with the ability to set prices of the syrups and concentrates for the beverages of The Coca-Cola Company, as well as the terms of payment and other terms and conditions under which the company purchases those syrups and concentrates. The company has other agreements with The Coca-Cola Company under which it purchases finished product or fountain syrup for sale within its territories.

During 1999, the company purchased from The Coca-Cola Company approximately $3.8 billion of syrups, concentrates, and finished product under the beverage agreements and other agreements relating to fountain syrup, net of amounts paid by The Coca-Cola Company to the company to settle obligations upon the amendment of certain agreements.

Purchase of Finished Product from Joint Venture.

The company purchases finished product from Coca-Cola Nestle Refreshments Company, USA, a joint venture between The Coca-Cola Company and Nestle S.A. During 1999, total payments to The Coca-Cola Company, for the benefit of the joint venture, were approximately $24 million.

Management Services.

During 1999, the company charged The Coca-Cola Company approximately $6 million for management fees, manufacturing expenses, rent, and other miscellaneous expenses associated with our management of a syrup plant in Eagan, Minnesota.

Dispensing Equipment.

During 1999, The Coca-Cola Company reimbursed the company approximately $50 million for the cost of parts and labor in connection with repairs on cooler, dispensing, or post-mix equipment owned by The Coca-Cola Company.

Lease of Office Space.

During 1999, the company and The Coca-Cola Company leased office space from each other in various locations. The company paid approximately $1 million to and received approximately $2 million from The Coca-Cola Company under these arrangements.

Point-of-Sale Expenses.

The company purchases point-of-sale and other advertising items from The Coca-Cola Company. In 1999, the company paid The Coca-Cola Company approximately $12 million for such items and will continue to purchase such materials in 2000.

Sweetener Requirements Agreement.

The company and The Coca-Cola Company are parties to a sweetener requirements agreement for the purchase by the company of substantially all of its requirements for sweetener in the United States. The amount paid by the company to The Coca-Cola Company under this agreement during 1999 totaled approximately $308 million. This agreement runs through 2002.

Sales of Syrups, Bottle and Can Products, and Agency Billing and Delivery Arrangements.

The company has entered into agreements with The Coca-Cola Company pursuant to which it sells fountain syrup back to The Coca-Cola Company at prices which generally equate to the prices charged by The Coca-Cola Company to the company. The company then delivers such syrup to certain of the major fountain accounts of The Coca-Cola Company, and sometimes, on behalf of The Coca-Cola Company, invoices and collects the receivables with respect to such sales. In addition to the fountain syrup sales, the company sells bottle and can beverage products to The Coca-Cola Company at prices that generally equate to the prices charged by the company to its major customers. In 1999, the amounts paid by The Coca-Cola Company to the company for fountain syrups, bottle and can beverage products, and delivery, billing and collection totaled approximately $419 million.

Marketing and Other Support Arrangements.

For 1999, total direct marketing support paid or payable to the Company by The Coca-Cola Company, or on behalf of the company by The Coca-Cola Company, approximated $767 million. Pursuant to cooperative advertising, and brand and trade arrangements with The Coca-Cola Company, the company paid The Coca-Cola Company approximately $243 million for local media, brand, and marketing program costs. In the opinion of management of the company, the amount and terms of such marketing support provided to the company by The Coca-Cola Company are generally as favorable as provided by The Coca-Cola Company to other Coca-Cola bottlers who have entered into beverage agreements similar to those of the company bottlers. In addition, funding for costs associated with market or infrastructure development paid or payable to the company by The Coca-Cola Company approximated $338 million.

Transactions with Coca-Cola Bottling Co. Consolidated.

Additionally, the company and Coca-Cola Bottling Co. Consolidated, a bottler in which the company and The Coca-Cola Company own equity interests, bought from and sold to each other finished beverage products. These transactions occurred in instances where the proximity of one party's production facilities to the other party's markets, as well as other economic considerations, made it more efficient for one bottler to buy finished product than produce it. In 1999, our sales to that bottler totaled approximately $18 million and purchases were approximately $22 million. The company expects that additional sales and purchases will occur in 2000.

RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

The company paid approximately $116,000 in rental and associated charges in 1999 to Messrs. Johnston and Summerfield K. Johnston III, Executive Vice President, Strategic Planning, for our use of certain equipment and facilities owned by them.

                  2. APPROVAL OF THE LONG-TERM INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 2000)

Our board of directors has proposed the adoption of the Long-Term Incentive Plan (Effective January 1, 2000) and directed that it be submitted for approval at the annual meeting of shareowners. The plan will become effective only upon shareowner approval. A summary of the plan is below. The full text of the plan is in Exhibit A to this proxy statement.

PURPOSE

To provide key management employees with incentive to assist the company in meeting and exceeding its business goals.

ADMINISTRATION

The Compensation Committee of the board of directors.

ELIGIBLE PERSONS; ELIGIBLE POSITIONS

Executive officers, employees in executive positions and certain senior staff designated by the Compensation Committee.

PERFORMANCE PERIOD

Three calendar years, as designated by the Compensation Committee, currently January 1, 2000 through December 31, 2002.

PERFORMANCE GOAL

The specific and objective targets established prior to the beginning of the performance period are related to budgeted return on invested capital. As used in the plan "return on invested capital" is determined in the same manner as in the company's audited financial statements for each year during the performance period, adjusted for acquisitions, divestitures, and other significant financial events.

CALCULATION OF AWARDS

Pre-established award levels for the attainment of minimum, target and maximum performance goals are described as specific percentages of a participant's average annual base salary over the performance period, using the base salary in effect as of each December 31. However, for purposes of calculating the award, the average annual base salary cannot exceed 133 1/3% of the January 1, 2000 base salary.

MAXIMUM AWARD

The chief executive officer could receive as much as 160% of his base salary, which could result in an award of $2,346,608 for the three-year performance period. However, the award paid to the chief executive officer under this plan for the past three performance periods has averaged $961,856. The award payable to the majority of the participants would be much lower.

PRORATED AWARD

Generally, a participant must be employed at the end of the performance period to receive an award under the plan, unless the participant dies, becomes disabled, retires, or takes employment with The Coca-Cola Company, in which event the award will be prorated. The award would also be prorated if the participant held more than one eligible position during the performance period, having different award levels.

PAYMENT OF AWARD

Awards are paid in the year following the three-year performance period, but only after the Compensation Committee has certified in writing that the performance goals were met.

TERMINATION, AMENDMENT OR SUSPENSION

The board of directors or the Compensation Committee can terminate, suspend, or amend this plan at any time. This can be done without the approval of shareowners, unless that approval is necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote FOR the proposal to adopt the Long-Term Incentive Plan (Effective January 1, 2000).

             3. APPROVAL OF THE EXECUTIVE MANAGEMENT INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 2000)

Our board of directors has proposed the adoption of the Executive Management Incentive Plan (Effective January 1, 2000) and directed that it be submitted for approval at the annual meeting of shareowners. The plan will become effective only upon shareowner approval. A summary of the plan is below. The full text of the plan is in Exhibit B to this proxy statement.

PURPOSE

To provide executive officers with incentive to assist the company in meeting and exceeding its business goals.

ADMINISTRATION

The Compensation Committee of the board of directors.

ELIGIBLE PERSONS; ELIGIBLE POSITIONS

Senior officers with company-wide or group-wide responsibilities.

PERFORMANCE PERIOD

A calendar year, as designated by the Compensation Committee, currently January 1, 2000 through December 31, 2000.

PERFORMANCE GOAL

The specific and objective targets established prior to the beginning of the performance period are related to budgeted operating income. As used in the plan "operating income" is determined in the same manner as in the company's audited financial statements for the performance period, adjusted for acquisitions, divestitures, and other significant financial events.

CALCULATION OF AWARDS

Pre-established award levels for the attainment of minimum, target and maximum performance goals are described as specific percentages of a participant's base salary as of December 31, 2000. However, for purposes of calculating the award, the December 31 base salary is limited to 110% of the January 1 base salary.

MAXIMUM AWARD

The chief executive officer could receive as much as 115% of his base salary, which could result in an award of $1,391,500 for the 2000 performance period. However, the award paid to the chief executive officer under this plan for the past three years has averaged $547,339. The award payable to the majority of the participants would be much lower.

PRORATED AWARD

Generally, a participant must be employed at the end of the performance period to receive an award under the plan, unless the participant dies, becomes disabled, retires, or takes employment with The Coca-Cola Company, in which event the award will be prorated. The award would also be prorated if the participant held more than one eligible position during the year, having different award levels.

PAYMENT OF AWARD

Awards are paid in the year following the performance period, but only after the Compensation Committee has certified in writing that the performance goals were met.

TERMINATION, AMENDMENT, OR SUSPENSION

The board of directors or the Compensation Committee can terminate, suspend, or amend this plan at any time. This can be done without the approval of shareowners, unless that approval is necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote FOR the proposal to adopt the Executive Management Incentive Plan (Effective January 1, 2000).

                               NEW PLAN BENEFITS
      The following table shows: pro forma amounts which would be earned for the 2000-2002 period under the Long-Term Incentive Plan (Effective January 1,
2000); and pro forma amounts which would be earned for 2000 under the Executive Management Incentive Plan (Effective January 1, 2000). The table assumes approval of each plan by the shareowners and, because pay-outs, if any, depend upon attainment of objectives over periods that are still open, the pro forma results assume that the participants would each receive the award payable if the company achieves the targeted increases in return on invested capital for the 2000-2002 performance period and the budgeted operating income for the 2000 performance period under the Long-Term Incentive Plan and the Executive Management Incentive Plan, respectively.

                                                 PRO FORMA PAYOUT          PRO FORMA PAYOUT
                                                  UNDER LONG-TERM        UNDER 2000 EXECUTIVE
NAME AND POSITION(1)                             INCENTIVE PLAN(2)   MANAGEMENT INCENTIVE PLAN(3)
--------------------                             -----------------   -----------------------------
Henry A. Schimberg.............................     $    36,000               $  324,000
  President and Chief Executive Officer
Summerfield K. Johnston, Jr....................     $   906,664               $  715,000
  Chairman of the Board
John R. Alm....................................     $   618,180               $  487,500
  Chief Operating Officer
Lowry F. Kline.................................     $   282,508               $  251,350
  Executive Vice President and Chief
  Administrative Officer
Norman P. Findley..............................     $   216,363               $  192,500
  Executive Vice President, Marketing
Executive Group................................     $ 3,587,135               $3,819,160
Non-Executive Director Group...................             N/A                      N/A
Non-Executive Officer Employee Group...........     $23,429,525                      N/A

---------------

(1) Positions are as of December 31, 1999, except for Mr. Schimberg, whose position is as of December 30, 1999.

(2) Awards under the Long-Term Incentive Plan would not be determined until 2003 when the results of the three-year performance period are available. The table discloses pro forma payments determined as described above; and the table further assumes a 3% annual salary increase in 2001 and 2002 for salaries of all participants over salaries at January 1, 2000.

(3) Awards under the Executive Management Incentive Plan would not be determined until 2001 because they would be based upon financial results for 2000. The table discloses 2001 pro forma bonuses, determined as described above, using the salary of each executive officer at January 1, 2000 and increasing December 31, 1999 salaries of all participants in the nonofficer group by 3%.

                  4. AMENDMENT OF CERTIFICATE OF INCORPORATION

We propose to amend the company's certificate of incorporation to make it clear that our shareowners do not have preemptive rights.

Preemptive rights are the rights of existing shareowners, subject to various exceptions, to subscribe for new shares of capital stock to be issued by a company increasing its issued shares, in preference to persons who are not shareowners. The effect of approving this amendment would be to make clear that none of our shareowners have preemptive rights.

The company was originally incorporated in Delaware in 1944 as "The Hickory Publishing Company", a wholly owned subsidiary of The Coca-Cola Company. At that time, Delaware law gave preemptive rights to shareowners of Delaware companies in the absence of a provision in the certificate of incorporation denying such rights. Our certificate of incorporation had no such provision; therefore, The Coca-Cola Company, as the sole shareholder, had preemptive rights. On September 8, 1986 the company filed a restated certificate of incorporation, changing our name to "Coca-Cola Enterprises Inc.", changing the par value, name and authorized number of shares, authorizing a class of preferred shares, and making certain other changes in preparation for the anticipated public offering.

Prior to the company's 1986 amendments, the Delaware law regarding preemptive rights had changed. Under the changed law, for any company formed after July 3, 1967, no shareowner would have preemptive rights unless those rights were expressly granted in the certificate of incorporation.

At the time of the company's public offering in 1986, counsel opined that the issuance of the common stock in the offering was not subject to preemptive rights, and the prospectus for the initial public offering of our stock stated that there were no preemptive rights for the common stock.

In connection with a recent review of our charter documents, a question was raised regarding the absence of any provision in the certificate of incorporation specifically denying preemptive rights. We have since received another opinion from counsel confirming that, notwithstanding the absence of such a provision, the shares of the company's common stock do not have preemptive rights and have not had such rights at any time since the 1986 amendments to the company's certificate of incorporation.

To avoid any further questions in this regard, the board of directors believes it would be prudent to clarify the matter by the adoption of an amendment to the company's certificate of incorporation expressly eliminating preemptive rights. Therefore, the board of directors has approved and declared advisable the amendment appearing below, subject to its adoption by the shareowners at the annual meeting.

We have no current plans or intentions to engage in any transactions that would otherwise give rise to preemptive rights if such rights existed. But we think it is appropriate that we remove any question about the existence of such rights at this time, so that later resolution of the issue would not delay our ability to take advantage of opportunities for public equity financing that could become available in the future.

The proposed amendment would add a new Section E to Article FOURTH of the company's Restated Certificate of Incorporation, as follows:

     E. No stockholder of the Corporation shall have any preemptive right to subscribe to any issue of stock of the Corporation or to any issue of any securities of the Corporation convertible into or exchangeable or exercisable for stock of the Corporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote FOR the proposal to amend the company's certificate of incorporation to eliminate preemptive rights.

             5. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our board has followed the recommendation of its Audit Committee and appointed the firm of Ernst & Young LLP as independent auditors of the company for the fiscal year ending December 31, 2000. This appointment is subject to your ratification at the annual meeting. Ernst & Young LLP has served as independent auditors of the company since 1986, and our management considers the firm to be well qualified.

Ernst & Young LLP has advised the company that neither the firm nor any member of the firm has any direct or indirect financial interest, in any capacity, in the company or any of its subsidiaries.

Representatives of Ernst & Young LLP will have the opportunity to make a statement at the annual meeting and will be otherwise available at the meeting to respond to appropriate questions from the shareowners.

If the shareowners do not ratify this appointment of Ernst & Young LLP, it will be reconsidered by the board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the 2000 fiscal year.

                             6. SHAREOWNER PROPOSAL

The New York City Employees' Retirement System has notified us that it intends to submit the following proposal at the Annual Meeting. The proponent certified that it owned 4,565,048 shares of common stock for over one year prior to its submission of the proposal and intends to hold at least $2,000 worth of these securities through the date of the annual meeting.

CREATION OF AN INDEPENDENT NOMINATING COMMITTEE

Submitted on behalf of the New York City Employees' Retirement System by Alan G. Hevesi, Comptroller of the City of New York.

       WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

       WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

       WHEREAS, we believe that directors independent of management are best qualified to act in the interest of shareholders and can take steps necessary to seek, nominate and present new directors to shareholders, and

       WHEREAS, we believe the selection of new directors is an area in which inside directors may have a conflict of interest with shareholders, and

       WHEREAS, we believe that an increased role for the independent directors would help our company improve its long-term financial condition, stock performance and ability to compete.

       NOW THEREFORE BE IT RESOLVED THAT: the shareholders request the company establish a Nominating Committee to recommend candidates to stand for election to the board of directors. The Committee shall be composed solely of independent directors. For these purposes, an independent director is one who: (1) has not been employed by the company or an affiliate in an executive capacity within the last five years; (2) is not a member of a company that is one of this company's paid advisors or consultants; (3) is not employed by a significant customer or supplier; (4) is not remunerated by the company for personal services (consisting of legal, accounting, investment banking, and management consulting services whether or not as an employee, for a corporation, division, or similar organization that actually provides the personal services), nor an entity from which the company derives more than 50 percent of its gross revenues; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; and
(7) is not part of an interlocking directorate in which the CEO or other executive officers of the corporation serves on the board of another corporation that employs the director.

The proponent has submitted the following statement in support of the proposal:

     "As long-term shareholders we are concerned about our company's prospects for profitable growth. This proposal is intended to strengthen the process by which nominees are selected. We believe that this will strengthen the board of directors in its role of advising, overseeing and evaluating management. We urge you to vote FOR this proposal."

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote AGAINST the proposal to establish an independent nominating committee.

This is substantially the same proposal submitted by this proponent and turned down by the shareowners every year since 1994.

The board of directors continues to be opposed to the proposal, because it believes there is no tenable link between the composition of a nominating committee and the creation of shareowner value.

The board's existing Committee on Directors is currently composed of five members. Two of the members would be barred from a nominating committee that was constituted in line with the proposal: Joseph R. Gladden, Jr., because he is an employee of The Coca-Cola Company, a significant supplier, and Summerfield K. Johnston, Jr., because he is an employee of the company. Both The Coca-Cola Company and Mr. Johnston are significant shareowners of the company, and the effect of the proposal would be to bar significant shareowners from being represented on the committee charged with evaluating potential directors. This is a result which the board believes to be inappropriate and unlikely to result in any benefit to the shareowners of the company generally.

                  SHAREOWNER PROPOSALS FOR 2001 ANNUAL MEETING

If you intend to submit either a nomination to the board of directors or a shareowner proposal and request its inclusion in the 2001 proxy statement and form of proxy, those submissions must be in writing and received by us no later than November 14, 2000.

If you miss the deadline for submissions to be included in the proxy, your submission can still be considered at the 2001 meeting so long as it complies with Article 1, Section 10 of our bylaws. Under the bylaws, your submission must be in writing and received by us no fewer than 30 days and no more than 60 days prior to the 2001 annual meeting, and otherwise comply with the requirements of the bylaws.

Any shareowner submissions should be sent to us by certified mail, return receipt requested, at Post Office Box 723040, Atlanta, Georgia 31139-0040.

                                 OTHER MATTERS

We do not know of anything else that will come before the annual meeting, including any adjournments of it, that has not been discussed in this proxy statement. If other matters properly come before the meeting, the persons named in the proxy card will vote your shares in their discretion.

                                            J. GUY BEATTY, JR.
                                            Secretary

Atlanta, Georgia
March 14, 2000

                                   EXHIBIT A

                            LONG-TERM INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 2000)

SECTION 1.  PURPOSE.

      The purpose of the Long-Term Incentive Plan (the "Plan") is to advance the interest of Coca-Cola Enterprises Inc. (the "Company") by providing key management and sales employees with incentive to assist the Company in meeting and exceeding its business goals.

SECTION 2.  ADMINISTRATION.

      The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the regulations thereunder.

      The Committee may, subject to the provisions of the Plan, establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan. Each determination made or action taken pursuant to the Plan, including interpretation of the Plan, shall be final and conclusive for all purposes and upon all persons, including, but not limited to, the Company, the Committee, the Board, officers, the affected Participants (as defined in Section 3), and their respective successors in interest.

      In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, but not limited to, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

SECTION 3.  ELIGIBILITY.

      Cash awards ("Awards") may be made under this Plan to persons who are officers and managers of the Company and, as such positions are defined by the Compensation Committee, senior staff of the Company and its Subsidiaries ("Participants"). "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital during a Performance Period.

SECTION 4.  PERFORMANCE GOAL CRITERIA.

      Awards made under the Plan shall be paid solely on account of the attainment of specified increases in the Company's return on invested capital ("ROIC") over the period of three consecutive calendar years (the "Performance Period") beginning on January 1 of any year the Compensation Committee designates as the beginning of a Performance Period for which an Award shall be made. The Committee shall preestablish the specific ROIC targets for each Performance Period in accordance with Section 162(m) of the Internal Revenue Code and regulations thereunder. For the purposes of the Plan, ROIC is determined in the same manner as set forth in the Company's audited financial statements for each year of the performance Period, normalized for acquisitions, divestitures and other significant financial events.

SECTION 5.  CALCULATION OF THE AWARD.

      The Committee shall establish Award levels, described as percentages by which a Participant's Average Annual Base Salary shall be multiplied, to determine the amount of an Award payable upon the attainment of specified increases in the Company's ROIC. "Average Annual Base Salary" means the average of the base salary in effect on the last day of each year of the three-year Performance Period for which an Award is made. Notwithstanding the preceding, the Average Annual Base Salary used to calculate an Award paid to a Participant (under this Section 5 or Section 6) may not exceed such Participant's annual base salary on the first day of the Performance Period for which the Award is being paid, increased by 33 1/3%. No Award under the Plan shall exceed 160% of a Participant's Average Annual Base Salary.

SECTION 6.  PRORATED AWARDS.

      (i) If, after the commencement of a Performance Period, an employee is hired or promoted into a position eligible for participation in the Plan ("Eligible Position"), the employee shall be eligible to receive a prorated Award for the period during which the Participant was employed in an Eligible Position. To calculate the Average Annual Base Salary for a prorated Award, each year's annual base salary shall be prorated based on the period in which the employee was employed in the Eligible Position.

      (ii) If, within a Performance Period, a Participant is transferred from one Eligible Position to another Eligible Position, the Participant's Award shall be prorated for the period of time the Participant was employed within each such position. The base salary in effect on the last day of each year shall be included in the calculation of the Participant's Average Annual Base Salary.

      (iii) If, within a Performance Period, a Participant transfers from an Eligible Position to a position ineligible for participation under the Plan, a prorated Award shall be paid to such Participant for the period of time the Participant was employed within the Eligible Position. The Participant's annual base salary in effect on the last day of the Participant's employment in the Eligible Position shall be included in the calculation of the Participant's Average Annual Base Salary.

      (iv) Prorated Awards under this Section 6 shall not be paid to a Participant whose employment is terminated prior to the last day of the Performance Period unless the reason for such termination was the Participant's death, disability, or retirement (as defined in Section 6). A prorated Award paid to a Participant whose employment is terminated on account of death or disability shall be calculated based on the increase in ROIC as of December 31st of the year preceding the Participant's termination and shall be paid in the year following such Participant's termination of employment. A prorated Award paid to a Participant whose employment is terminated on account of retirement shall be paid in the year following the end of the Performance Period for which the Award is made, and subject to the Committee's discretion described in
Section 7, shall be calculated on the basis of the increase in ROIC through the end of the Performance Period. To determine the Average Annual Base Salary to be used in calculating a prorated Award under this
Section 6(iv), each year's base salary shall be prorated for the period in which the Participant was employed in an Eligible Position during the Performance Period.

      (v) For purposes of this Section 6:

           (a) "Retirement" means a Participant's voluntary termination of employment on a date which is on or after the earliest date on which such Participant would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan, the date shall be determined as if the Participant participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States.

           (b) "Disability" shall be determined according to the definition of "total and permanent disability," in effect at the time of the determination, in the defined benefit plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan or such plan does not define "disability," "disability" shall mean the Participant's inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician approved of by the Committee, is expected to have a duration of not less than one year.

           (c) "Prorated" means the determination of the amount of an Award for partial participation in a particular Eligible Position, which amount is determined according to the nearest number of whole months in which the Participant was employed in the relevant Eligible Position(s) during the Performance Period for which the Award is made.

           (d) A Participant's employment with the Company or any Subsidiary will be deemed not to be a termination of employment if the Participant's reason for termination is due to immediate employment with any other Subsidiary or any Related Company; however, in such event, the Participant's Award shall be subject to proration as if the Participant transferred to a position within the Company that is ineligible for participation in the Plan. The term "Related Company" shall include The Coca-Cola Company or any corporation or business entity in which The Coca-Cola Company owns, directly or indirectly, 20% or more of the voting stock or capital if (i) such company is a party to an active reciprocity agreement with the Company and (ii) the Company has assented to the Participant's subsequent employment.

SECTION 7.  DISCRETION OF THE COMPENSATION COMMITTEE.

      All Awards shall be made solely on the basis of the performance goals set forth by the Committee pursuant to Section 4 and only in accordance with the standards set forth in Section 5. The Committee shall have no authority to increase the amount of an Award payable to a Participant that would otherwise be due upon the attainment of the performance goal. The Committee shall, however, have the authority to reduce or eliminate any Award under the Plan.

SECTION 8.  COMMITTEE CERTIFICATION.

      Prior to payment of an Award, the Committee shall certify in writing that the performance targets described in Section 4 have, in fact, been satisfied.

SECTION 9.  AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN.

      The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in the Awards made thereunder that does not constitute the modification of a material term of the Plan. Such action may be taken without the approval of the share owners of the Company unless the Committee determines that the approval of share owners would be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

SECTION 10.  GOVERNING LAW.

      The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

                                   EXHIBIT B

                     EXECUTIVE MANAGEMENT INCENTIVE PLAN
                         (EFFECTIVE JANUARY 1, 2000)

SECTION 1.  PURPOSE.

      The purpose of the Executive Management Incentive Plan (the "Plan") is to advance the interest of Coca-Cola Enterprises Inc. (the "Company") by providing senior officers of the Company with incentive to assist the Company in meeting and exceeding its business goals.

SECTION 2.  ADMINISTRATION.

      The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the regulations thereunder.

      The Committee may, subject to the provisions of the Plan, establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan. Each interpretation made or action taken pursuant to the Plan shall be final and conclusive for all purposes and binding upon all persons, including, but not limited to, the Company, the Committee, the Board, the affected Participants (as defined in Section 3), and their respective successors in interest.

      In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, but not limited to, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

SECTION 3.  ELIGIBILITY.

      Cash awards ("Awards") may be made under this Plan to persons who are senior officers of the Company and its Subsidiaries ("Participants").

      "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital during any Performance Period.

SECTION 4.  PERFORMANCE GOAL CRITERIA.

      For each calendar year (a "Performance Period") designated by the Committee as a Performance Period for which an Award will be made, the Committee shall establish specific targets for the Company's actual operating income for the Performance Period, as compared to its budgeted operating income ("Budgeted OI") for the Performance Period. Awards under the Plan shall be paid solely on account of the attainment of these targets, which shall be preestablished in accordance with Section 162(m) of the Internal Revenue Code and regulations thereunder. For the purposes of the Plan, operating income is determined in the same manner as set forth in the Company's audited financial statements for the Performance Period, normalized for acquisitions, divestitures and other significant financial events.

SECTION 5.  CALCULATION OF AWARDS.

      The Committee shall establish Award levels, described as percentages by which a Participant's annual base salary shall be multiplied, to determine the amount of an Award payable upon the attainment of specified targets described in
Section 4. No Award under the Plan shall exceed 115% percent of a Participant's annual base salary. An Award paid to a Participant shall be calculated using the annual base salary in effect on December 31 of the year for which the Award is made. Notwithstanding the preceding sentence, the annual base salary used to calculate an Award paid to a Participant (under this Section 5 or Section 6) may not exceed such Participant's annual base salary in effect on January 1 of any Performance Period for which the Award is made, increased by 10%.

SECTION 6.  PRORATED AWARDS.

      (i) A person hired or promoted into a position identified in Section 3 ("Eligible Position") during a Performance Period shall receive a prorated Award for the period of time the person was employed in an Eligible Position, using the Participant's base salary in effect on December 31 of the Performance Period for which the Award is made.

      (ii) A Participant who is transferred from one Eligible Position to another Eligible Position during a Performance Period shall receive an Award that is prorated for the period of time the Participant was employed within each Eligible Position, using the Participant's annual base salary in effect on December 31 of the Performance Period for which the Award is made.

      (iii) A Participant who is not employed in an Eligible Position on the last day of the Performance Period due to the Participant's transfer to a position with the Company or a Subsidiary that is not an Eligible Position shall receive an Award that is prorated for the period of time the Participant was employed in an Eligible Position, using the Participant's annual salary on the last day that the Participant is employed in that Eligible Position.

      (iv) A Participant whose employment with the Company or any Subsidiary terminates prior to the last day of the Performance Period shall not receive any Award under the Plan unless the reason for such termination was the Participant's death, disability, or retirement. In the event a Participant terminates on account of such circumstances, the Participant shall receive a prorated Award determined as if the Participant transferred to a position within the Company that is ineligible for participation in the Plan as of the date of such termination.

      (v) For purposes of this Section 6:

           (a) "Retirement" means a Participant's voluntary termination of employment on a date which is on or after the earliest date on which such Participant would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan, the date shall be determined as if the Participant participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States.

           (b) "Disability" shall be determined according to the definition of "total and permanent disability," in effect at the time of the determination, in the defined benefit plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan or such plan does not define "disability," "disability" shall mean the Participant's inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician approved of by the Committee, is expected to have a duration of not less than one year.

           (c) "Prorated" means the determination of the amount of an Award for partial participation in a particular Eligible Position, which amount is determined according to the nearest whole number of months in which a Participant was employed in the relevant Eligible Position(s) during the Performance Period for which the Award is made.

           (d) For purposes of this Section 6, a Participant's employment with the Company or any Subsidiary will be deemed not to be a termination of employment if the Participant's reason for termination is due to immediate employment with any other Subsidiary or any Related Company; however, in such event, the Participant shall receive a prorated Award as if the Participant transferred to a position that is not eligible for participation under the Plan. The term "Related Company" shall include The Coca-Cola Company or any corporation or business entity in which The Coca-Cola Company owns, directly or indirectly, 20% or more of the voting stock or capital if (i) such company is a party to an active reciprocity agreement with the Company and (ii) the Company has assented to the Participant's subsequent employment.

SECTION 7.  DISCRETION OF THE COMPENSATION COMMITTEE.

      All Awards shall be made solely on the basis of the performance goals set forth by the Committee pursuant to Section 4 and only in accordance with the standards set forth in Section 5. The Committee shall have no authority to increase the amount of an Award payable to a Participant that would otherwise be due upon the attainment of the performance goal. The Committee shall, however, have the authority to reduce or eliminate any Award under the Plan.

SECTION 8.  COMMITTEE CERTIFICATION.

      Prior to payment of an Award, the Committee shall certify in writing that the performance targets in Section 4 have, in fact, been satisfied.

SECTION 9.  AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN.

      The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in the Awards made thereunder that does not constitute the modification of a material term of the Plan. Any such action may be taken without the approval of the share owners unless the Committee determines that the approval of share owners would be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

SECTION 10.  GOVERNING LAW.

      The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

                                     (LOGO)

PROXY

                      (COCA-COLA ENTERPRISES INC. LOGO)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF COCA-COLA ENTERPRISES INC.


The undersigned hereby (a) appoints J. Guy Beatty, Jr. and John R. Parker, Jr., each as proxies with full power of substitution, to vote all shares of common stock of Coca-Cola Enterprises Inc. owned of record by the undersigned and (b) directs Putnam Fiduciary Trust Company, Trustee under the following Plans: (i) Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan, and/or
(ii) Lansing Matched Employee Savings and Investment Plan, and/or (iii) Coca-Cola Enterprises Inc. Savings and Investment Plan for Certain Bargaining Employees, and/or (iv) The Coca-Cola Bottling Company of New York, Inc. Savings Plan for Southern New England, and/or (v) Central States Coca-Cola Bottling Company Bargaining Thrift and Savings Plan, and/or (vi) Coca-Cola Bottling Company of St. Louis Bargaining Employees' Savings and Investment Plan, to vote in person or by proxy all shares of common stock of Coca-Cola Enterprises Inc. allocated to any accounts of the undersigned under such Plan, and which the undersigned is entitled to vote, on all matters which may come before the 2000 Annual Meeting of Shareowners to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, on April 14, 2000 at 10:30 a.m. local time, and any adjournments thereof, unless otherwise specified herein.

Proposal 1:
         Election of Directors, Nominees:

         For term to expire at the 2003 Annual Meeting of Shareowners: (01) Howard G. Buffett, (02) Johnnetta B. Cole, (03) Jean-Claude Killy, and (04) Lowry F. Kline.

         The number appearing before the name of each nominee is for use in internet and telephone voting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                  SEE REVERSE
                                                                      SIDE
--------------------------------------------------------------------------------
  - FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL. -


                                   AGENDA
  -------------------------------------------------------------------------
                         ELECTION OF FOUR DIRECTORS
                                      -
      APPROVAL OF LONG-TERM INCENTIVE PLAN (EFFECTIVE JANUARY 1, 2000)
                                      -
               APPROVAL OF EXECUTIVE MANAGEMENT INCENTIVE PLAN
                         (EFFECTIVE JANUARY 1, 2000)
                                      -
           APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS
                                      -
          RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
                                      -
          TRANSACTION OF OTHER BUSINESS, INCLUDING ONE SHAREOWNER
              PROPOSAL AS MAY COME PROPERLY BEFORE THE MEETING
  -------------------------------------------------------------------------
      If you choose to vote your shares over the internet or telephone, there is no need to mail back your proxy card.
    The internet and telephone voting facilities will close at 12:00 a.m.
                             on April 13, 2000.

                YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
--------------------------------------------------------------------------------
      - ADMISSION TICKET ON REVERSE. PLEASE BRING THIS TICKET WITH YOU
                      IF ATTENDING THE ANNUAL MEETING -


                         DIRECTIONS TO HOTEL DU PONT:

FROM BALTIMORE, THE DELAWARE MEMORIAL BRIDGE, OR DOWNSTATE DELAWARE:
Take I-95 North to Wilmington, Exit 7 marked "Route 52, Delaware Avenue." From right lane take Exit 7 onto Adams Street. At the third traffic light on Adams Street, turn right onto 11th Street. At Delaware Avenue intersection stay left, continuing on 11th Street. Follow 11th Street through four traffic lights. Hotel du Pont is on the right.

FROM COMMODORE BARRY BRIDGE (NEW JERSEY), OR PHILADELPHIA ON I-95 SOUTH, OR I-478 (THE BLUE ROUTE), OR ROUTE 202 (IF TRAVELING ROUTE 202, FOLLOW ROUTE 202 TO INTERSECTION WITH I-95 SOUTH):
Follow I-95 South to Exit 7A marked "Route 52, South Delaware Avenue" (11th Street). Follow exit road (11th Street) to intersection with Delaware Avenue marked "52 South, Business District." At Delaware Avenue stay left, continuing on 11th Street. Follow 11th Street through four traffic lights. Hotel du Pont is on the right.

  [X] Please mark your
      votes as in this
      example.

     This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors, FOR Proposals 2, 3, 4, and 5, AGAINST Proposal 6, and as the proxies deem advisable on all other matters that may come properly before the meeting.

  The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, and 5.

                                     FOR         WITHHELD
1. Election of                       [ ]           [ ]
   Directors
   (See reverse)

For, except vote withheld from
the following nominee(s):
______________________________

                                     FOR         AGAINST        ABSTAIN
2. To approve the                    [ ]           [ ]            [ ]
   Company's Long-Term
   Incentive Plan (Effective
   January 1, 2000);

                                     FOR         AGAINST        ABSTAIN
3. To approve the Company's          [ ]           [ ]            [ ]
   Executive Management
   Incentive Plan (Effective
   January 1, 2000);

                                     FOR         AGAINST        ABSTAIN
4. To approve an amendment to        [ ]           [ ]            [ ]
   the Company's certificate
   of incorporation to eliminate
   preemptive rights;

                                     FOR         AGAINST        ABSTAIN
5. To ratify the appointment of      [ ]           [ ]            [ ]
   Ernst & Young LLP as independent
   auditors of the Company for the
   2000 fiscal year and;
-----------------------------------------------------------------------------

The Board of Directors recommends a vote AGAINST Proposal 6.
-----------------------------------------------------------------------------

                                     FOR         AGAINST        ABSTAIN
6. Shareowner Proposal to create     [ ]           [ ]            [ ]
   an independent nominating
   committee.
-----------------------------------------------------------------------------

If you plan to attend the                          [ ]
Annual Meeting, please mark
this box.

To discontinue Annual Report                       [ ]
mailing (for multiple account
holders only), mark this box.

If you would be interested in                      [ ]
receiving future proxy materials
electronically, mark this box.
------------------------------------------------------------

SIGNATURE(S) ______________________________  DATE _______________________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.
-----------------------------------------------------------------------------

   FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL



                               CONTROL NUMBER

             VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE.

SHAREOWNERS may now choose one of three methods to vote during the 2000 proxy season: 1. Vote by internet, 2. Vote by telephone, or 3. Vote by mailing the above proxy card. Using either internet or telephone voting will eliminate the need for you to return the proxy card and will help to reduce expenses for Coca-Cola Enterprises. For electronic (internet/telephone) voting, you must enter the Control Number printed in the box above, just below the perforation, to access the system. Your electronic vote (internet/telephone) authorizes the named proxies in the same manner as if you marked, signed, dated, and mailed the proxy card.

TO VOTE BY INTERNET:
1. Log on to the internet and go the web site http://www.eproxyvote.com/cce, 7 days a week, 24 hours a day.
2. Follow the instructions that appear on your computer screen. You must enter the Control Number printed in the above box to vote by internet.

TO VOTE BY TELEPHONE:
1. Call on a touch-tone telephone 877-PRX-VOTE (877-779-8683) TOLL-FREE in U.S. and Canada only, or outside the U.S. 201-536-8073; 7 days a week, 24 hours a day.
2. Follow the instructions to vote your shares. You must enter the Control Number printed in the above box to vote by telephone.

TO VOTE BY MAIL:
1. Sign and date the above proxy voting card and mail in the business reply envelope enclosed.

    If you choose to vote your shares by internet or by telephone, there is no need to mail your proxy card.
           The internet and telephone voting facilities will close
                      at 12:00 a.m. on April 13, 2000.

                YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
--------------------------------------------------------------------------------

    BRING THIS ADMISSION TICKET WITH YOU IF ATTENDING THE ANNUAL MEETING.

                                                     ADMISSION TICKET
                                              COCA-COLA ENTERPRISES INC. LOGO

                                               ANNUAL MEETING OF SHAREOWNERS


                                   Friday, April 14, 2000, 10:30 a.m. local time
                                                   Hotel du Pont
                                   11th and Market Streets, Wilmington, Delaware